                                                                    EXHIBIT 99.1


                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                                      among


                                   ALCOA INC.,


                              RLM ACQUISITION CORP.


                                       and


                             REYNOLDS METALS COMPANY


                           Dated as of August 18, 1999

                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   THE MERGER

Section 1.1    The Merger................................................    2
Section 1.2    Closing...................................................    2
Section 1.3    Effective Time............................................    2
Section 1.4    Effects of the Merger.....................................    2
Section 1.5    Certificate of Incorporation; By-laws.....................    3
Section 1.6    Directors; Officers of Surviving Corporation..............    3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.1    Conversion of Securities..................................    3
Section 2.2    Exchange of Certificates..................................    4
Section 2.3    Adjustments to Prevent Dilution...........................    8
Section 2.4    Section 16b-3.............................................    8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization, Qualification, Etc..........................    9
Section 3.2    Capital Stock.............................................   10
Section 3.3    Corporate Authority Relative to this Agreement;
                 No Violation............................................   11
Section 3.4    Reports and Financial Statements..........................   12
Section 3.5    No Undisclosed Liabilities................................   13
Section 3.6    No Violation of Law.......................................   13
Section 3.7    Environmental Matters.....................................   14
Section 3.8    Employee Benefit Plans; ERISA.............................   16
Section 3.9    Absence of Certain Changes or Events......................   17
Section 3.10   Proxy Statement/Prospectus; Registration Statement........   17
Section 3.11   Tax Matters...............................................   18

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Section 3.12   Opinion of Financial Advisors.............................    19
Section 3.13   Required Vote of the Company Stockholders.................    20
Section 3.14   Rights Plan...............................................    20

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF ALCOA AND MERGER SUB

Section 4.1    Organization, Qualification, Etc..........................    20
Section 4.2    Capital Stock.............................................    21
Section 4.3    Corporate Authority Relative to this Agreement;
                 No Violation............................................    22
Section 4.4    Reports and Financial Statements..........................    23
Section 4.5    No Undisclosed Liabilities................................    24
Section 4.6    No Violation of Law.......................................    24
Section 4.7    Environmental Matters.....................................    25
Section 4.8    Absence of Certain Changes or Events......................    26
Section 4.9    Proxy Statement/Prospectus; Registration Statement........    26
Section 4.10   Tax Matters...............................................    27
Section 4.11   Opinion of Financial Advisor..............................    28
Section 4.12   Ownership of Shares; Stockholder Vote.....................    28

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

Section 5.1    Conduct of Business by the Company........................    28
Section 5.2    Alcoa Interim Operations..................................    31
Section 5.3    Access; Confidentiality...................................    33
Section 5.4    Special Meeting; Proxy Statement; Registration Statement..    34
Section 5.5    Further Action; Reasonable Best Efforts...................    35
Section 5.6    Employee Stock Options and Other Employee Benefits........    37
Section 5.7    Takeover Statute..........................................    39
Section 5.8    Solicitation by the Company...............................    39
Section 5.9    Public Announcements......................................    41
Section 5.10   Indemnification; Insurance................................    41
Section 5.11   Additional Reports and Information........................    42

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Section 5.12   Affiliates................................................    43
Section 5.13   NYSE Listing..............................................    43
Section 5.14   Tax-Free Reorganization...................................    43

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

Section 6.1    Conditions to Each Party's Obligation to Effect the
                 Merger..................................................    44
Section 6.2    Conditions to Obligation of Alcoa and Merger Sub to
                 Effect the Merger.......................................    44
Section 6.3    Conditions to Obligation of the Company to Effect the
                 Merger..................................................    45

                                   ARTICLE VII

                                   TERMINATION

Section 7.1    Termination...............................................    46
Section 7.2    Effect of Termination.....................................    47
Section 7.3    Termination Fee...........................................    48

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1    No Survival of Representations and Warranties.............    48
Section 8.2    Expenses..................................................    48
Section 8.3    Counterparts; Effectiveness...............................    49
Section 8.4    Governing Law.............................................    49
Section 8.5    Notices...................................................    49
Section 8.6    Assignment; Binding Effect................................    50
Section 8.7    Severability..............................................    50
Section 8.8    Enforcement of Agreement..................................    51
Section 8.9    Entire Agreement; No Third-Party Beneficiaries............    51
Section 8.10   Headings..................................................    51
Section 8.11   Definitions...............................................    51
Section 8.12   Finders or Brokers........................................    52

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Section 8.13   Amendment or Supplement...................................    52
Section 8.14   Extension of Time, Waiver, Etc............................    52

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                             SECTION
------------                                                             -------
Acquisition Proposal.................................                     5.8(a)
affiliates...........................................                 5.12, 8.11
Agreement............................................               Introduction
Alcoa................................................               Introduction
Alcoa Affiliated Group...............................                     4.9(a)
Alcoa and Merger Sub Agreements......................                     4.3(b)
Alcoa Certificates...................................                     2.2(a)
Alcoa Class B Serial Preferred Stock.................                     4.2(a)
Alcoa Common Stock...................................                   Recitals
Alcoa Disclosure Schedule............................    Article IV Introduction
Alcoa Incentive Plans................................                     4.2(a)
Alcoa Required Approvals.............................                     4.3(b)
Alcoa SEC Reports....................................                     4.4(e)
Alcoa Serial Preferred Stock.........................                     4.2(a)
CERCLA...............................................                     3.7(d)
Certificate of Merger................................                        1.3
Certificates.........................................                     2.2(b)
Closing..............................................                        1.2
Closing Date.........................................                        1.2
Code.................................................                   Recitals
Common Shares Trust..................................                 2.2(g)(ii)
Company..............................................               Introduction
Company Affiliated Group.............................                    3.11(a)
Company Agreements...................................                     3.3(b)
Company Common Stock.................................                   Recitals
Company Disclosure Schedule..........................   Article III Introduction
Company Employee.....................................                     5.6(b)
Company Plans........................................                     3.8(a)
Company Policy.......................................                    5.10(b)
Company Preferred Stock..............................                     3.2(a)
Company Representatives..............................                        5.7
Company Required Approvals...........................                     3.3(b)
Company Second Preferred Stock.......................                     3.2(a)
Company SEC Reports..................................                     3.4(e)
Company Stock Options................................                     5.6(a)

Company Stockholder Approval.........................                       3.13
control..............................................                       8.11
control share acquisition............................                        5.7
controlled by........................................                       8.11
Costs................................................                    5.10(a)
Current Company Group................................                     3.9(a)
Current Alcoa Group..................................                    4.13(a)
DGCL.................................................                   Recitals
determination........................................                       5.14
Disclosure Schedule..................................    Article IV Introduction
disqualified individual..............................                    3.11(c)
Effective Time.......................................                        1.3
Environmental Claim..................................                  3.7(f)(i)
Environmental Law....................................                 3.7(f)(ii)
Environmental Permits................................                     3.7(a)
Equity Plan..........................................                  5.1(viii)
ERISA................................................                     3.8(a)
ERISA Affiliate......................................                     3.8(a)
excess parachute payment.............................                    3.11(c)
Excess Shares........................................                 2.2(g)(ii)
Exchange Act.........................................                     3.3(b)
Exchange Agent.......................................                     2.2(a)
Exchange Fund........................................                     2.2(a)
Exchange Ratio.......................................                     2.1(b)
extremely hazardous wastes...........................                3.7(f)(iii)
fair price...........................................                        5.7
GAAP.................................................                     3.4(e)
Governmental Consents................................                     5.5(a)
Governmental Entity..................................                     3.3(b)
hazardous materials..................................                3.7(f)(iii)
hazardous substances.................................                3.7(f)(iii)
hazardous wastes.....................................                3.7(f)(iii)
Hazardous Materials..................................                3.7(f)(iii)
HSR Act..............................................                     3.3(b)
incentive stock option...............................                     5.6(a)
Indemnified Parties..................................                    5.10(a)
Intellectual Property................................                    3.12(d)
interested stockholder...............................                     3.3(a)
IRS..................................................                     3.8(b)

Lien.................................................                     3.1(b)
material.............................................                     3.1(a)
Material Adverse Effect..............................                     3.1(a)
Merger...............................................                   Recitals
Merger Consideration.................................                     2.1(b)
Merger Sub...........................................               Introduction
moratorium...........................................                        5.7
NYSE.................................................                 2.2(g)(ii)
Past Alcoa Group.....................................                     4.9(a)
Past Company Group...................................                    3.13(a)
Patents..............................................                    3.12(d)
Person...............................................                       8.11
Preferred Stock......................................                     3.2(a)
Proxy Statement......................................                  5.4(b)(i)
Registration Statement...............................                        4.8
restricted hazardous wastes..........................                3.7(f)(iii)
Rights Agreement.....................................                   Recitals
SEC..................................................                     3.4(a)
Second Preferred Stock...............................                     3.2(a)
Securities Act.......................................                     3.3(b)
Shares...............................................                   Recitals
Significant Subsidiaries.............................                       8.11
single employer......................................                     3.8(a)
Special Meeting......................................                     5.4(a)
Subsidiaries.........................................                       8.11
Superior Proposal....................................                     5.8(a)
Surviving Corporation................................                        1.1
Surviving Corporation Common Stock...................                     2.1(a)
Tax Return...........................................                    3.11(d)
Taxes................................................                    3.11(d)
Termination Date.....................................                        5.1
Termination Fee......................................                        7.3
toxic pollutants.....................................                3.7(f)(iii)
toxic substances.....................................                3.7(f)(iii)
under common control with............................                       8.11
Upstream Merger......................................                       5.14
U.S. Company Plan....................................                     3.8(a)

               AGREEMENT AND PLAN OF MERGER, dated as of August 18, 1999 (the "Agreement"), among ALCOA INC., a Pennsylvania corporation ("Alcoa"), RLM ACQUISITION CORP., a Delaware corporation ("Merger Sub"), and REYNOLDS METALS COMPANY, a Delaware corporation (the "Company").

               WHEREAS, the Boards of Directors of Alcoa, Merger Sub and the Company deem advisable and in the best interests of their respective stockholders the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions provided for in this Agreement, whereby each outstanding share of common stock, no par value per share, of the Company (together with the rights associated with such shares issued pursuant to the Amended and Restated Rights Agreement, dated as of March 8, 1999 (the "Rights Agreement"), the "Company Common Stock" or the "Shares") will be converted into the right to receive shares of common stock, par value $1.00 per share, of Alcoa (the "Alcoa Common Stock"), upon the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, the Board of Directors of the Company has unanimously by all members present approved the Merger and resolved and agreed to recommend that holders of Shares approve and adopt this Agreement and the Merger all in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

               WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger contemplated hereby qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

               WHEREAS, the Boards of Directors of Alcoa (on its own behalf and as the sole stockholder of Merger Sub), Merger Sub and the Company have each approved this Agreement and the Merger in accordance with the Pennsylvania Business Corporation Law, in the case of Alcoa, and in accordance with the DGCL, in the case of each of Merger Sub and the Company, and upon the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Alcoa, Merger Sub and the Company agree as follows:

                                    ARTICLE I

                                   THE MERGER

               Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall merge with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and shall be subject to all of the restrictions, disabilities, duties, debts and obligations of the Company and Merger Sub, all as provided in the DGCL.

               Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date, or both, are agreed to in writing by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, unless another place is agreed to by the parties hereto.

               Section 1.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes fully effective being hereinafter referred to as the "Effective Time").

               Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

               Section 1.5   Certificate of Incorporation; By-laws.

                      (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:
"FIRST: The name of the corporation is Reynolds Metals Company" and, as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                      (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

               Section 1.6   Directors; Officers of Surviving Corporation.

                      (a) The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                      (b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Alcoa, Merger Sub or the Company:

                      (a) Each Share that is owned by Alcoa shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each share that is owned by the Company shall be cancelled and retired.

                      (b) Each issued and outstanding Share, other than Shares converted into Surviving Corporation Common Stock or cancelled and retired in accordance with Section 2.1(a), shall be converted into 1.06 (the "Exchange Ratio") shares of Alcoa Common Stock (such number of shares of Alcoa Common Stock being herein referred to as the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the certificates representing such Shares shall thereafter represent only the whole number of shares of Alcoa Common Stock equal to the Exchange Ratio multiplied by the number of Shares represented thereby, together with the right to receive cash in lieu of fractional shares of Alcoa Common Stock in accordance with Section 2.2(g), without interest.

                      (c) Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

               Section 2.2   Exchange of Certificates.

                      (a) Exchange Agent. Alcoa shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares (other than Shares held by Alcoa and its Subsidiaries and the Company and its Subsidiaries) in connection with the Merger (the "Exchange Agent") to receive in trust from Alcoa as of the Effective Time for the benefit of such holders certificates ("Alcoa Certificates") representing the number of whole shares of Alcoa Common Stock deliverable pursuant to Section 2.1(b) in exchange for outstanding Shares (such shares of Alcoa Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Alcoa Common Stock being hereinafter referred to as the "Exchange Fund"). Alcoa shall make available to the Exchange Agent Alcoa Certificates for these purposes.

                      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record, as of the Effective Time, of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1(b) into the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Alcoa may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Alcoa, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an Alcoa Certificate representing that number of whole shares of Alcoa Common Stock which such holder has the right to receive pursuant to Section 2.1(b), certain dividends or other distributions in accordance with Section 2.2(f), and cash in lieu of any fractional share in accordance with Section 2.2(g), for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If the issuance of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid all transfer and other Taxes required by reason of the issuance to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

                      (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

                      (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund (including any interest received with respect thereto), and holders shall be entitled to look only to Alcoa and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Alcoa Common Stock and any dividends or other distributions with respect to Alcoa Common Stock payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (e) Lost, Stolen or Destroyed Certificates. In the event any Certificates for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Alcoa, the posting by such Person of a bond in such sum as Alcoa may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the Merger Consideration pursuant to Section 2.2(b) deliverable in respect of the Shares represented by such lost, stolen or destroyed Certificates.

                      (f) Dividends; Distributions. No dividends or other distributions with respect to Alcoa Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Alcoa Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), and all such dividends, other distributions and cash in lieu of fractional shares of Alcoa Common Stock shall be paid by Alcoa to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of an Alcoa Certificate representing whole shares of Alcoa Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Alcoa Common Stock and the amount of any cash payable in lieu of a fractional share of Alcoa Common Stock to which such holder is entitled pursuant to Section 2.2(g), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Alcoa Common Stock. Alcoa shall make available to the Exchange Agent cash for these purposes.

                      (g) No Fractional Shares. (i) No Alcoa Certificates or scrip representing fractional shares of Alcoa Common Stock shall be issued upon the surrender for exchange of Certificates; no dividend or distribution by Alcoa shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Alcoa.

                              (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Alcoa Common Stock delivered to the Exchange Agent by Alcoa pursuant to Section 2.2(a) over (B) the aggregate number of whole shares of Alcoa Common Stock to be distributed to holders of Shares pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former stockholders of the Company, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.2(g)(iii).

                             (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent will hold such proceeds in trust for the holders of Shares (the "Common Shares Trust"). The Surviving Corporation will pay all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of Shares is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Shares is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled.

                             (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Shares subject to and in accordance with the terms of
        Section 2.2(b).

                      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Alcoa. Any interest and other income resulting from such investments shall be paid to Alcoa.

               Section 2.3 Adjustments to Prevent Dilution. In the event that Alcoa changes the number of outstanding shares of Alcoa Common Stock or the number of outstanding securities convertible or exchangeable into or exercisable for shares of Alcoa Common Stock prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, repurchase (other than in the ordinary course of business), or other similar transaction, or declares or pays any dividend or distribution (including of rights) other than any regular quarterly cash dividends, the Merger Consideration shall be equitably adjusted.

               Section 2.4 Section 16b-3. Alcoa, Merger Sub and the Company shall take all such steps as may be required to cause the transactions contemplated by this Article II and Section 5.5 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Alcoa equity securities (including derivative securities) in connection with the Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Alcoa, to be exempt under Rule 16b-3 promulgated under the Exchange Act.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth on the schedule delivered by the Company to Alcoa prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), and except as otherwise disclosed in Company SEC Reports, the Company represents and warrants to Alcoa and Merger Sub as set forth below:

               Section 3.1   Organization, Qualification, Etc.

                      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations hereunder. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or Alcoa, as the case may be, means a material adverse effect on the financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or Alcoa and its Subsidiaries, taken as a whole, as the case may be, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which the Company or Alcoa, as the case may be, operate (including metals or aluminum pricing) or (C) changes in general economic, regulatory or political conditions (and "material" and all other correlative terms shall have correlative meanings). The Company has delivered or made available to Alcoa copies of the certificate of incorporation and by-laws or other similar organizational documents for the Company. Such certificate of incorporation and by-laws are complete and correct and in full force and effect, and neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of their respective certificates of incorporation, by-laws or similar organizational documents.

                      (b) Each of the Company's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Significant Subsidiaries has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing or to have such governmental approvals would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Significant Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests of any kind except as would not have a Material Adverse Effect (each, a "Lien"). Exhibit 21 to the Company's Annual Report on a Form 10-K for 1998 lists all the Company's Significant Subsidiaries as of the date hereof.

               Section 3.2   Capital Stock.

                      (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, 20,000,000 shares of preferred stock, without par value, designated as "Preferred Stock" (the "Company Preferred Stock"), and 1,000,000 shares of preferred stock, par value $100.00 per share, designated as "Second Preferred Stock" (the "Company Second Preferred Stock"). As of July 30, 1999, (i) 62,887,628 shares of Company Common Stock are issued and outstanding; (ii) not more than 6,000,000 shares of Company Common Stock are subject to outstanding options issued under the Company's 1996 Nonqualified Stock Option Plan; (iii) 9,409,082 shares of Company Common Stock have been reserved for issuance under the Company's Equity Plans; (v) 11,341,216 shares of Company Common Stock are issued and held in the treasury of the Company; (vi) no shares of Company Preferred Stock are issued, outstanding or reserved for issuance, except for 2,000,000 shares of the Company Preferred Stock which have been designated as Series A Junior Participating Preferred Stock and reserved for issuance in connection with the Rights Agreement, between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent; and
(vii) no shares of Company Second Preferred Stock are issued, outstanding or reserved for issuance.

                      (b) All the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in paragraph
(a) above, except for the Company's obligations under the Rights Agreement, and except for the transactions contemplated by this Agreement, (1) there are no shares of capital stock of the Company authorized, or as of the date of this Agreement issued or outstanding, (2) as of the date of this Agreement there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (3) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or other entity.

               Section 3.3 Corporate Authority Relative to this Agreement; No Violation.

                      (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the Company Stockholder Approval and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of the Company has taken all appropriate action so that neither Alcoa nor Merger Sub will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Alcoa, Merger Sub and the Company entering into this Agreement and consummating the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Alcoa and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                      (b) Except for the filings, permits, authorizations, consents and approvals set forth in Section 3.3(b) of the Company Disclosure Schedule or as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws and the DGCL (the "Company Required Approvals"), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements"), or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent or substantially delay the consummation of the transactions contemplated hereby.

               Section 3.4 Reports and Financial Statements. The Company has previously furnished or otherwise made available to Alcoa true and complete copies of:

                      (a) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1997 and 1998;

                      (b) the Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999 and June 30, 1999;

                      (c) each definitive proxy statement filed by the Company with the SEC since December 31, 1997;

                      (d) each final prospectus filed by the Company with the SEC since December 31, 1997, except any final prospectus on Form S-8; and

                      (e) all Current Reports on Form 8-K filed by the Company with the SEC since January 1, 1998.

As of their respective dates or as amended or superceded thereafter, such reports, proxy statements and prospectuses (collectively with any amendments, supplements and exhibits thereto, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1998, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

               Section 3.5 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Company under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Company SEC Reports filed prior to the date hereof and (b) liabilities or obligations incurred in the ordinary course of business since the date of the Company's latest financial statements included in the Company SEC Reports, and
(c) liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

               Section 3.6 No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws), except
(a) as described in the Company SEC Reports filed prior to the date hereof, and
(b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               Section 3.7   Environmental Matters.

                      (a) Except as set forth on Section 3.7 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Company. Each of such Environmental Permits is in full force and effect, and each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in compliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

                      (b) Except as set forth on Section 3.7 of the Company Disclosure Schedule, there are no Environmental Claims pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any Person whose liability for any such Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law for which adequate reserves have not been established, that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                      (c) Except as set forth in Section 3.7(c) of the Company Disclosure Schedule and for matters as to which adequate reserves have been established therefor, to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which would not have a Material Adverse Effect on the Company.

                      (d) Except as set forth in Section 3.7(d) of the Company Disclosure Schedule, to the knowledge of the Company, no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA").

                      (e) No Liens have arisen under or pursuant to any Environ-mental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, except for such Liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no action of any Governmental Entity has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens, except for any such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                      (f) As used in this Agreement:

                             (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                             (ii) "Environmental Law" means any law or order of any Governmental Entity relating to the regulation or protection of human health or safety as it relates to Hazardous Materials or the environment or to emissions, discharges, releases or threatened releases of Hazardous Material, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment.

                             (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, flammable materials, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls; (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

               Section 3.8   Employee Benefit Plans; ERISA.

                      (a) The term "Company Plan" means a deferred compensation, incentive compensation or equity compensation plan; a "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); or a "pension" plan, fund or program (within the meaning of section 3(2) of ERISA), in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Company Plans"). The term "U.S. Company Plan" means a Company Plan that is not maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens with respect to the United States.

                      (b) No U.S. Company Plan has been adopted since December 31, 1998, and no amendments have been made to any U.S. Company Plan since December 31, 1998.

                      (c) Except as would not have a Material Adverse Effect, no liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                      (d) Except as would not have a Material Adverse Effect, each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, and each U.S. Company Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

                      (e) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of, compensation due any such employee or officer.

                      (f) Except as would not have a Material Adverse Effect, there are no pending, threatened or anticipated claims by or on behalf of any U.S. Company Plan, by any employee or beneficiary covered under any such U.S. Company Plan, or otherwise involving any such U.S. Company Plan (other than routine claims for benefits).

                      (g) No amounts payable under the Company Plans will be "excess parachute payments" within the meaning of Section 280G of the Code and the proposed Treasury regulations thereunder.

               Section 3.9 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, since the date of the last filed 10-Q (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

               Section 3.10 Proxy Statement/Prospectus; Registration Statement. The Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or, at the time of the Special Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of Alcoa or Merger Sub for inclusion therein.

               Section 3.11  Tax Matters.

                      (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve for would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No issue has been raised on any audit or examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group which if determined adversely would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid except to the extent that any failures to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The federal income Tax Returns of the Company Affiliated Group have been examined, and such examinations have been resolved, or the statute of limitations has expired, for all taxable years through 1991. Neither the Company nor any of its Subsidiaries has any liability under Treasury Regulation Section 1.1502-6 for U.S. federal income Taxes of any Person other than the Company and its Subsidiaries except to the extent of any liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                      (b) Neither the Company nor any Subsidiary of the Company has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Subsidiary of the Company with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding, except for any such agreements, waivers or extensions that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no Liens relating to Taxes upon the assets of the Company or any Subsidiary of the Company other than Liens relating to Taxes not yet due and Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes (other than with respect to agreements solely between or among members of the consolidated group of which the Company is the common parent and agreements and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company). No consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary of the Company, other than consents which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                      (c) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

               Section 3.12 Opinion of Financial Advisors. The Board of Directors of the Company has received the opinions of Merrill Lynch & Co. and Goldman, Sachs & Co., dated the date of this Agreement, substantially to the effect that, as of such date, the Exchange Ratio to be offered by Alcoa in the Merger is fair to such holders from a financial point of view.

               Section 3.13 Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve and adopt this Agreement and the transactions contemplated hereby.

               Section 3.14 Rights Plan. The Company has duly amended the Rights Agreement so that the Rights Agreement will not be applicable to Alcoa, Merger Sub, this Agreement, the Merger or any other transaction contemplated by this Agreement, in each case to the extent provided for and made consistent with the terms of this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF ALCOA AND MERGER SUB

               Except as set forth on the schedule delivered by Alcoa to the Company prior to the execution of this Agreement (the "Alcoa Disclosure Schedule," and together with the Company Disclosure Schedule, the "Disclosure Schedule"), and except as otherwise disclosed on the Alcoa SEC Reports, Alcoa and Merger Sub represent and warrant to the Company as set forth below:

               Section 4.1   Organization, Qualification, Etc.

                      (a) Each of Alcoa and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Alcoa and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa or delay consummation of the transactions contemplated by this Agreement or otherwise prevent Alcoa or Merger Sub from performing its obligations hereunder. Alcoa has delivered or made available to the Company copies of the articles of incorporation and by-laws for Alcoa and each of its Significant Subsidiaries and the certificate of incorporation and by-laws for Merger Sub. Such organizational documents are complete and correct and in full force and effect, and neither Alcoa nor any of its Significant Subsidiaries nor Merger Sub is in violation of any of the provisions of their respective articles or certificate of incorporation, or by-laws or similar organizational documents. Merger Sub is a wholly owned Subsidiary of Alcoa.

                    (b) Each of Alcoa's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Alcoa's Significant Subsidiaries has the corporate power and authority and all governmental approvals required for it to own its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing or to have such governmental approvals is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Alcoa.

            Section 4.2 Capital Stock.

                    (a) The authorized capital stock of Alcoa consists of 600,000,000 shares of Alcoa Common Stock, 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share ("Alcoa Serial Preferred Stock") and 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share ("Alcoa Class B Serial Preferred Stock"). As of July 31, 1999, (i) 366,753,484 shares of Alcoa Common Stock were issued and outstanding; (ii) 28,453,649 shares of Alcoa Common Stock were subject to outstanding options issued pursuant to Alcoa's existing stock incentive plans (the "Alcoa Incentive Plans"), and 47,409,056 shares of Alcoa Common Stock were reserved for issuance under the Alcoa Incentive Plans; (iii) no shares of Alcoa Common Stock were reserved for issuance under Alcoa's employees savings plans; (iv) no shares of Alcoa Common Stock were reserved for issuance under Alcoa's incentive compensation plan; (v) 27,942,442 shares of Alcoa Common Stock were issued and held in the treasury of Alcoa; (vi) 557,649 shares of Alcoa Serial Preferred Stock were issued and outstanding; and (vii) no shares of Alcoa Class B Serial Preferred Stock are issued and outstanding.

                    (b) All the outstanding shares of Alcoa Common Stock and Alcoa Serial Preferred Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in paragraph
(a) above, and except for the transactions contemplated by this Agreement, (1) there are no shares of capital stock of Alcoa authorized, issued or outstanding,
(2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Alcoa, obligating Alcoa to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Alcoa or securities convertible into or exchangeable for such shares or equity interests, or obligating Alcoa to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (3) there are no outstanding contractual obligations of Alcoa to repurchase, redeem or otherwise acquire any capital stock of Alcoa.

            Section 4.3 Corporate Authority Relative to this Agreement; No Violation.

            (a) Each of Alcoa and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Alcoa and Merger Sub and by Alcoa as the sole stockholder of Merger Sub, and other than the filing of the Certificate of Merger no other corporate proceedings on the part of Alcoa or Merger Sub (including their respective stockholders) are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alcoa and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of each of Alcoa and Merger Sub, enforceable against each of Alcoa and Merger Sub in accordance with its terms.

            (b) Except for the filings, permits, authorizations, consents and approvals set forth in Section 4.3(b) of the Alcoa Disclosure Schedule or as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws and the filing of the merger certificate under the DGCL (the "Alcoa Required Approvals"), none of the execution, delivery or performance of this Agreement by Alcoa or Merger Sub, the consummation by Alcoa or Merger Sub of the transactions contemplated hereby or compliance by Alcoa or Merger Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Alcoa or the certificate of incorporation, by-laws or similar organizational documents of any of its Subsidiaries, including Merger Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Alcoa, any of its Subsidiaries or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound (the "Alcoa and Merger Sub Agreements"), or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to Alcoa, any of its Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Alcoa or prevent or substantially delay the consummation of the transactions contemplated hereby. Section 4.3(b) of the Alcoa Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under Alcoa and Merger Sub Agreements prior to the consummation of the transactions contemplated by this Agreement.

            Section 4.4 Reports and Financial Statements. Alcoa has previously furnished or otherwise made available to the Company true and complete copies of:

                    (a) Alcoa's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1997 and 1998;

                    (b) Alcoa's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999 and June 30, 1999;

                    (c) each definitive proxy statement filed by Alcoa with the SEC since December 31, 1997;

                    (d) each final prospectus filed by Alcoa with the SEC since December 31, 1997, except any final prospectus on Form S-8; and

                    (e) all Current Reports on Form 8-K filed by Alcoa with the SEC since January 1, 1998.

As of their respective dates, such reports, proxy statements and prospectuses (collectively with any amendments, supplements and exhibits thereto, the "Alcoa SEC Reports") (i) complied as to form in all material respects with the applicable require-ments of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Alcoa SEC Report was amended or was superseded by a later filed Alcoa SEC Report, none of the Alcoa SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Alcoa's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Alcoa SEC Reports (including any related notes and schedules) fairly present the financial position of Alcoa and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1997, Alcoa has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

          Section 4.5 No Undisclosed Liabilities. Neither Alcoa nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth in a balance sheet of Alcoa under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Alcoa SEC Reports filed prior to the date hereof, and (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of Alcoa's latest financial statements included in the Alcoa SEC Reports, which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Alcoa.

          Section 4.6 No Violation of Law. The businesses of Alcoa and its Subsidiaries are not being conducted in violation of any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws), except
(a) as described in the Alcoa SEC Reports filed prior to the date hereof and (b) for violations or possible violations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Alcoa.

          Section 4.7 Environmental Matters.

                    (a) Each of Alcoa and its Subsidiaries has obtained all Environmental Permits, except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on Alcoa. Each of such Environmental Permits is in full force and effect, and each of Alcoa and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in compliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Alcoa.

                    (b) There are no Environmental Claims pending, or to the knowledge of Alcoa threatened, against Alcoa or any of its Subsidiaries, or, to the knowledge of Alcoa, any Person whose liability for any such Environmental Claim Alcoa or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, that, individually or in the aggregate, would have a Material Adverse Effect on Alcoa.

                    (c) Except as set forth in Section 4.7(c) of the Alcoa Disclosure Schedule, to the knowledge of Alcoa, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that could form the basis of any Environmental Claim against Alcoa or any of its Subsidiaries, or to the knowledge of Alcoa against any Person whose liability for any Environmental Claim Alcoa or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Alcoa.

                    (d) To the knowledge of Alcoa, no site or facility now or previously owned, operated or leased by Alcoa or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA.

                    (e) No Liens have arisen under or pursuant to any Environ mental Law on any site or facility owned, operated or leased by Alcoa or any of its Subsidiaries, except for such Liens which would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa, and no action of any Governmental Entity has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens, except for any such action which would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa.

          Section 4.8 Absence of Certain Changes or Events. Except as disclosed in the Alcoa SEC Reports, since the date of the last filed 10-Q (a) the businesses of Alcoa and its Subsidiaries have been conducted in the ordinary course and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Alcoa.

          Section 4.9 Proxy Statement/Prospectus; Registration Statement. The Registration Statement on Form S-4 to be filed with the SEC by Alcoa in connection with the issuance of the Alcoa Common Stock pursuant to the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Alcoa with the SEC or any other Government Entity in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of filing with the SEC or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, and on the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or, at the time of the Special Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Alcoa nor Merger Sub makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

          Section 4.10 Tax Matters.

                    (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Alcoa, each of its Subsidiaries and each affiliated, combined, consolidated or unitary group of which Alcoa or any of its Subsidiaries is a member (an "Alcoa Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. All Taxes due and owing by Alcoa, any Subsidiary of Alcoa or any Alcoa Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve for would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. No issue has been raised on any audit or examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Alcoa, any Subsidiary of Alcoa or any Alcoa Affiliated Group which if determined adversely would, individually or in the aggregate, have a Material Adverse Effect on Alcoa. All assessments for Taxes due and owing by Alcoa, any Subsidiary of Alcoa or any Alcoa Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid except to the extent that any failures to pay would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. The federal income Tax Returns of the Alcoa Affiliated Group have been examined, and such examinations have been resolved, or the statute of limitations has expired, for all taxable years through 1992. Neither Alcoa nor any of its Subsidiaries has any liability under Treasury Regulation Section 1.1502-6 for U.S. federal income Taxes of any Person other than Alcoa and its Subsidiaries except to the extent of any liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. Alcoa and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa.

          (b) Neither Alcoa nor any Subsidiary of Alcoa has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of Alcoa or any Subsidiary of Alcoa with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding, except for any such agreements, waivers or extensions that would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. There are no Liens relating to Taxes upon the assets of Alcoa or any Subsidiary of Alcoa other than Liens relating to Taxes not yet due and Liens that would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa. Neither Alcoa nor any Subsidiary of Alcoa is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes (other than with respect to agreements solely between or among members of the consolidated group of which Alcoa is the common parent and agreements and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Alcoa). No consent under Section 341(f) of the Code has been filed with respect to Alcoa or any Subsidiary of Alcoa, other than consents which, individually or in the aggregate, would not have a Material Adverse Effect on Alcoa.

          Section 4.11 Opinion of Financial Advisor. The Board of Directors of Alcoa has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, substantially to the effect that, as of such date, the Exchange Ratio to be offered by Alcoa in the Merger is fair to Alcoa from a financial point of view.

          Section 4.12 Ownership of Shares; Stockholder Vote. As of the date hereof, neither Alcoa nor Merger Sub is an "interested stockholder" of the Company, as such term is defined in Section 203 of the DGCL and neither of them owns any securities of the Company (except up to 100 Shares). No meeting or vote of any holders of any class or series of Alcoa capital stock is necessary for the approval, adoption or consummation by Alcoa of this Agreement or the transactions contemplated by this Agreement.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

          Section 5.1 Conduct of Business by the Company. The Company agrees that, from and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section
7.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto, as may be expressly permitted pursuant to this Agreement, as may be contemplated by the Company's capital budget or operating budget or as set forth in Section 5.1 of the Company Disclosure Schedule, the Company:

                         (i) shall, and shall cause each of its Subsidiaries to,
conduct its operations according to their ordinary and usual course of business;

                         (ii) shall use its reasonable best efforts, and cause
each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those Persons having business dealings with the Company and its Subsidiaries;

                         (iii) shall notify Alcoa of any emergency in the course
of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties if such emergency would have a Material Adverse Effect on the Company;

                         (iv) shall not authorize or pay any dividends on or
make any distribution with respect to its outstanding shares of capital stock (other than regularly quarterly cash dividends by the Company in an amount not to exceed $0.35 per Share per quarter declared and paid substantially in accordance with past practice, including establishment of record and payment dates);

                         (v) shall not, and shall not permit any of its
Subsidiaries to establish, enter into or amend any severance plan, agreement or arrangement or any Company Plan or increase the compensation payable or to become payable or the benefits provided to its officers or employees, other than as contemplated by any existing contract, employee benefit or welfare plan or policy, or in the ordinary course of business (1) with respect to employees who are not officers of the Company, and (2) with respect to annual bonuses and other incentive awards of employees including officers;

                         (vi) except with respect to the Company's continuing
restructuring plan, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of securities except as contemplated by Section 5.8;

                         (vii) shall not propose or adopt any amendments to its
certificate of incorporation or by-laws (or other similar organizational documents);

                         (viii) shall not, and shall not permit any of its
Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of capital stock of any class (whether through the issuance or granting of options, warrants, commitments, convertible securities, subscriptions, rights to purchase or otherwise), except for the issuance of Company Common Stock pursuant to options and grants outstanding as of the date hereof under any of the Company's 1999 Nonqualified Stock Option Plan, 1996 Nonqualified Stock Option Plan, 1992 Nonqualified Stock Option Plan, 1987 Nonqualified Stock Option Plan, Long Term Performance Share Plan, Stock Plan for Outside Directors and Restricted Stock Plan for Outside Directors and pursuant to the terms of the Company's Savings and Investment Plan for Salaried Employees, Hourly Savings Plan, Employee Savings Plan and Incentive Compensation Plan (each such plan, an "Equity Plan") or (2) options and other equity awards granted in the ordinary course of business consistent with past practice or pursuant to formula awards, in either case under an Equity Plan;

                         (ix) shall not reclassify, combine, split, purchase or
redeem any shares of its capital stock or purchase or redeem any rights, warrants or options to acquire any such shares;

                         (x) other than in the ordinary course of business,
shall not, and shall not permit any of its Subsidiaries to, (a) incur, assume or prepay any indebtedness or any other material liabilities for borrowed money or issue any debt securities other than as may be necessary or advisable in connection with the Company's capital and operating budget or to effectively manage cash flow, or (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than Subsidiaries);

                         (xi) shall not, and shall not permit any of its
Subsidiaries to (or consent to any proposal by any Person in which the Company has an investment to), make or forgive any loans, advances or capital contributions to, or investments in, any other Person (including any intercompany loans, advances or capital contributions to, or investments in, any affiliate) other than in the ordinary course of business or as may be required by existing obligations;

                         (xii) shall not, and shall not permit any of its
Subsidiaries to, (a) sell, lease, license or otherwise subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business and other than in connection with transactions permitted by subsection (x) above or in connection with the receivables securitization previously approved by the Company's Board; (b) modify, amend or terminate any of its material contracts or waive, release or assign any material rights (except in the ordinary course of business); or (c) permit any insurance policy naming it as a beneficiary or a loss payable payee to lapse, be cancelled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration except in the ordinary course of business;

                         (xiii) shall not, and shall not permit any of its
Subsidiaries to change any of the financial accounting methods used by it unless required by GAAP; and

                         (xiv) shall not, and shall not permit any of its
Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (y) make any representation or warranty in Article III hereof untrue or incorrect, or (z) result in any of the conditions to the Merger set forth in Article VI hereof not being satisfied.

          Section 5.2 Alcoa Interim Operations. Except as set forth in Section
5.2 of the Alcoa Disclosure Schedule, or as otherwise expressly contemplated hereby, without the prior consent of the Company, from the date hereof until the Effective Time, Alcoa shall, and shall cause each of its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its key officers and key employees, (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for Alcoa or any of its Subsidiaries to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of Alcoa and its Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the above-mentioned written disclosure or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of the Company, Alcoa shall not, nor shall it permit any Subsidiary to:

                    (a) amend Alcoa's articles of incorporation or by-laws;

                    (b) amend any material terms of the shares of Alcoa Common Stock;

                    (c) split, combine, subdivide or reclassify any shares of Alcoa Common Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Alcoa Common Stock, except for (i) regular quarterly cash dividends,
(ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by any Subsidiary to Alcoa or any Subsidiary that is, directly or indirectly, wholly owned by Alcoa;

                    (d) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of the Company or Alcoa to consummate the transactions contemplated by this Agreement;

                    (e) change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in GAAP or by law or (ii) its fiscal year;

                    (f) enter into or acquire any new line of business that (i) is material to Alcoa and its Subsidiaries, taken as a whole, and (ii) is not strategically related to the current business or operations of Alcoa and its Subsidiaries;

                    (g) incur indebtedness outside of the ordinary course or for acquisitions unless, in the reasonable judgment of Alcoa, such incurrence is not reasonably likely to result in the rating accorded Alcoa's senior debt by Moody's Investor's Service and Standard & Poor's Rating Services to be non-investment grade;

                    (h) engage in any (i) merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction unless the shareholders of Alcoa prior to such transaction own, directly or indirectly, a majority of the equity interests in the surviving or resulting corporation, (ii) transaction as a result of which any third party acquires, directly or indirectly, an equity interest representing greater than 25% of the voting securities of Alcoa or any of its Significant Subsidiaries or (iii) disposition, directly or indirectly, of assets, securities or ownership interests representing 15% or more of the total assets of Alcoa and its Subsidiaries taken as a whole;

                    (i) take any action that would make any representation or warranty of Alcoa hereunder inaccurate in any material respect at the Effective Time; or

                    (j) agree or commit to do any of the foregoing.

          Section 5.3 Access; Confidentiality.

                    (a) Except for competitively sensitive information and subject to legal and contractual restrictions, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other authorized representatives of Alcoa reasonable access during normal business hours upon reasonable notice, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish to Alcoa such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Alcoa may from time to time reasonably request. Alcoa and Merger Sub will make all reasonable best efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for data and information hereunder. Alcoa shall afford to the officers, employees, accountants, counsel and other authorized representatives of the Company reasonable access during normal business hours upon reasonable notice, to its officers and accountants to the extent reasonably necessary in connection with the preparation of the Proxy Statement. No investigation pursuant to this
Section 5.3(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access and information shall be coordinated through senior executives of the parties to be designated.

                    (b) Alcoa will not, and will cause its officers, employees, accountants, counsel and representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Pending consummation of the transactions herein contemplated, Alcoa will keep confidential, and will cause its officers, employees, accountants, counsel and representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to it, (ii) becomes available to it from other sources not known by it to be bound by a confidentiality obligation, (iii) is independently acquired by it as a result of work carried out by any of its employees or representatives to whom no disclosure of such information has been made, or (iv) is disclosed with the prior written approval of the other party. Upon any termination of this Agreement, Alcoa will, upon request, collect and deliver to the Company all documents obtained by it or any of its officers, employees, accountants, counsel and representatives then in their possession and any copies thereof. Alcoa and its representatives shall not contact any distributors, suppliers, employees or customers of the Company in connection with or in discussion of the transactions contemplated hereby without the Company's prior consent.

          Section 5.4 Special Meeting; Proxy Statement; Registration Statement.

                    (a) As promptly as practicable following the date of this Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

                    (b) As promptly as practicable following the date of this Agreement, the Company shall:

                         (i) prepare and file with the SEC a preliminary proxy
or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Alcoa, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendments or supplements to the Proxy Statement will be made by the Company without consultation with Alcoa and its counsel, and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                         (ii) unless this Agreement has been terminated in
accordance with Article VII and subject to fiduciary duties and Section 5.8(a), include in the Proxy Statement the recommendation of the Board that stockhold ers of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

Alcoa will cooperate with respect to the Company' efforts respecting the foregoing and provide all appropriate information promptly.

                    (c) As promptly as practicable following the date of this Agreement, Alcoa shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement shall be included as a prospectus, and shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Alcoa shall obtain and furnish the information required to be included by the SEC in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement and cause the prospectus included therein, including any amendments or supplements thereto, to be mailed to the Company's stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendments or supplements to the Registration Statement will be made by Alcoa without consultation with the Company and its counsel. Alcoa shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Alcoa Common Stock in the Merger. Alcoa shall take all action necessary to cause the representations in Section 4.4 to be true and correct at all applicable times with respect to the Registration Statement.

          Section 5.5 Further Action; Reasonable Best Efforts.

                    (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including, but not limited to, (i) cooperating in the preparation and filing of the Proxy Statement, the Registration Statement, any required filings under the HSR Act or under any foreign antitrust, competition or trade regulation law, regulation or statute, and any amendments to any thereof, (ii) promptly making all required regulatory filings and applications including, without limitation, responding promptly to requests for further information, to obtain all licenses, permits, consents, clearances, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger ("Governmental Consents"), (iii) defending through litigation on the merits any antitrust, trade regulation or competition claim asserted in any court by any Governmental Entity, including, but not limited to, defending against any request for, or seeking to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay consummation of the Merger, and
(iv) divesting such plants, assets or businesses of Alcoa or the Company or any of their respective Subsidiaries (including entering into customary ancillary agreements on commercially reasonable terms relating to any such divestiture of such assets or businesses) as may be required in order to avoid the filing of a lawsuit by any Governmental Entity seeking to enjoin the Merger, or the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Merger; provided, however, that Alcoa shall not be required to take any actions in connection with, or agree to, any hold separate order, sale, divestiture, or disposition of plants, assets and businesses of Alcoa and its Subsidiaries or the Company and its Subsidiaries that accounted in the aggregate for more than 2 1/2% of the combined sales of Alcoa and the Company in fiscal year 1998. At the request of Alcoa, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action shall be conditioned upon the consummation of the Merger.

                    (b) The Company and Alcoa shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining Governmental Consents, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity, (iii) not participating in any meeting with any Governmental Entity unless it consults with the other party in advance and to the extent permitted by such Governmental Entity gives the other party the opportunity to attend and participate thereat,
(iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any Governmental Entity with respect to this Agreement and the Merger, and (v) furnishing the other party with such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity. The Company and Alcoa may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Alcoa, as the case may be) or its legal counsel.

          Section 5.6 Employee Stock Options and Other Employee Benefits.

                    (a) Simultaneously with the Merger, (i) each outstanding option (the "Company Stock Options") to purchase or acquire a share of Company Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company (the "Company Option Plans") shall be converted into an option to purchase the number of shares of Alcoa Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) the number of shares of Company Common Stock which could have been issued prior to the Effective Time upon the exercise of such option, at an exercise price per share (rounded upward to the nearest cent) equal to the exercise price for each share of Company Common Stock subject to such option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to Alcoa, where appropriate, provided, however, that with respect to any Option which is an "incentive stock option", within the meaning of Section 422 of the Code, the adjustments provided in this Section 5.6 shall, if applicable, be modified in a manner so that the adjustments are consistent with requirements of Section 424(a) of the Code, and (ii) Alcoa shall assume the obligations of the Company under the Company Option Plans. The other terms of each such option, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. At or prior to the Effective Time, Alcoa shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Alcoa Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section 5.6. As soon as practicable after the Effective Time, if necessary, Alcoa shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the Alcoa Common Stock subject to such Company Stock Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company Stock Options remain outstanding.

                    (b) For the period through and including December 31, 2001, Alcoa shall, or shall cause the Surviving Corporation and its subsidiaries to, maintain employee benefit plans, programs and arrangements for each individual who was an employee or retiree of the Company or any Subsidiary immediately prior to the Effective Time and is after the Effective Time an employee or retiree of Alcoa, the Surviving Corporation, any Subsidiary or any other affiliate of Alcoa, which are, in the aggregate, no less favorable than those provided by the Company and its Subsidiaries as of immediately before the Effective Time. Each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Effective Time (a "Company Employee") shall be given credit for all service with the Company (and service credited by the Company) prior to the Effective Time, using the same methodology utilized by the Company as of immediately before the Effective Time for crediting service and determining levels of benefits, under (i) all employee benefit plans, programs and arrangements maintained by or contributed to by Alcoa and its Subsidiaries (including, without limitation, the Surviving Corporation) in which such Company Employees become participants for purposes of eligibility to participate, vesting and determination of level of benefits (excluding, however, benefit accrual under any defined benefit plans), and (ii) severance plans for purposes of calculating the amount of each Company Employee's severance benefits. Alcoa and the Surviving Company shall (x) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such Company Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time, and (y) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time. Without limiting the generality of the foregoing: (i) Alcoa shall, and shall cause the Surviving Corporation and its subsidiaries to, assume and honor the Company's Severance Plan for Salaried Employees, all other Company Plans, all employment, consulting, termination and severance agreements and all other employee benefit plans, funds, programs, agreements and arrangements, in each case in accordance with their terms; (ii) for the period through and including December 31, 2001, Alcoa shall, or shall cause the Surviving Corporation and its Subsidiaries to, maintain retiree medical benefits for employees and former employees of the Company and its Subsidiaries that are no less favorable than those provided immediately before the Effective Time.

          Section 5.7 Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Alcoa and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          Section 5.8 Solicitation by the Company.

                    (a) From and after the 30th day following the date of this Agreement, neither the Company nor any of its Subsidiaries nor any of the officers and directors of any of them shall, and the Company shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries (the Company, its Subsidiaries and their respective officers, directors, employees, agents and representatives being the "Company Representatives") not to, directly or indirectly, initiate, solicit or encourage any inquiries (by way of furnishing information or otherwise) or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including, without limitation, stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 20% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 20% or more of its equity securities (any such proposal or offer being referred to as an "Acquisition Proposal"). Neither the Company nor any of its Subsidiaries nor any of their respective officers and directors shall, and the Company shall direct and use its reasonable best efforts to cause the Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors from (A) taking any action, or causing the Company Representatives to take any action, within the 30 days immediately following the date of this Agreement with respect to any actual or potential Acquisition Proposal, including directly or indirectly initiating, soliciting, encouraging or facilitating (including by furnishing information or otherwise) any Acquisition Proposal or entering into discussions or negotiations with any Person with respect to any Acquisition Proposal; (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or changing its recommendation; (C) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (D) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company; provided further that the actions referred to in clause (C) shall be permissible only if and to the extent that the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal, including the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal").

                    (b) Following the 30th day after the date of this Agreement, the Company shall immediately cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company shall take the necessary steps promptly to inform each Company Representative of the obligations undertaken in Section 5.7(a). Following the 30th day after the date of this Agreement, the Company shall notify Alcoa promptly (in any event, within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any Company Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. The Company thereafter shall keep Alcoa informed, on a reasonably current basis, of the status and terms of any such inquiries, proposals or offers and the status of any such inquiries, proposals or offers and the status of any such discussions or negotiations. On the 30th day after the date of this Agreement, the Company will promptly request each Person that has theretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information theretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

                    (c) At the meeting of the Company's Board of Directors at which this Agreement was considered, authorized and approved, held August 18, 1999, the Board of Directors of the Company unanimously by all members present declared it advisable that the Company's stockholders approve this Agreement. Notwithstanding any subsequent determination by the Board of Directors of the Company to change such recommendation, unless it has been terminated in accordance with Section 7.1, this Agreement shall be submitted to the stockholders of the Company at the Special Meeting for the purpose of obtaining the Company Stockholder Approval and nothing herein shall be deemed to relieve the Company of such obligation.

          Section 5.9 Public Announcements. Alcoa and the Company agree that neither one of them will issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law or the rules of the NYSE.

          Section 5.10 Indemnification; Insurance. (a) From and after the Effective Time, Alcoa will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the same extent that such Indemnified Party is currently indemnified by the Company or such Subsidiary under the certificate or articles of incorporation or by-laws or other organizational documents, agreements or policies of the Company or such Subsidiary in effect on the date hereof.

                    (b) For six years from the Effective Time, Alcoa shall maintain in effect the Company's current directors' and officers' liability insurance policy (the "Company Policy") covering those persons who are currently covered by the Company Policy; provided, however, that in no event shall Alcoa be required to expend in any one year an amount in excess of the annual premiums currently paid by the Company for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceeds such amount, Alcoa shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that Alcoa may meet its obligations under this paragraph by covering the above persons under Alcoa's insurance policy or policies on the terms described above.

          Section 5.11 Additional Reports and Information.

                    (a) The Company shall furnish to Alcoa copies of all reports of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                    (b) Alcoa shall furnish to the Company copies of all reports of the type referred to in Section 4.4 which it files with the SEC on or after the date hereof, and Alcoa represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Alcoa and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

          Section 5.12 Affiliates. At the time the Proxy Statement is mailed to stockholders of the Company, the Company shall deliver to Alcoa a list identifying, to the best of the Company's knowledge, all persons who will be, at the time of the Company Stockholder Approval, deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall advise Alcoa of any additions or deletions to or from such list from time to time thereafter. The Company shall use its reasonable best efforts to cause each such person to deliver to Alcoa at least 30 days prior to the Closing Date a written "affiliates" agreement in customary form and substance.

          Section 5.13 NYSE Listing. Alcoa shall use its best efforts to cause the shares of Alcoa Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          Section 5.14 Tax-Free Reorganization. Alcoa and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Alcoa and the Company shall each use all reasonable efforts to cause the Merger to so qualify. The parties agree and acknowledge that if (i) Alcoa has, not later than three days prior to the Effective Time, provided written notice to the Company of its intention to merge the Surviving Corporation with and into Alcoa with Alcoa surviving the merger (the "Upstream Merger") and (ii) the Company consents to the Upstream Merger, which consent shall not be unreasonably withheld, then the Upstream Merger shall occur immediately following the Effective Time. Neither Alcoa nor the Company shall knowingly take any action, or knowingly fail to take any action, that would cause the Merger or the Upstream Merger (if the Upstream Merger occurs) not to qualify as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a "determination" within the meaning of
Section 1313(a) of the Code. No representation or warranty is made as to any filings, notices or consents which may be necessary in connection with the Upstream Merger, and the failure to obtain any such consents shall not affect the conditions to the Closing or constitute a basis for delay with respect to the Closing.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                    (a) The Company Stockholder Approval shall have been obtained.

                    (b) No statute, rule, regulation, executive order, decree, ruling or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Merger substantially on the terms contemplated hereby; provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 5.3.

                    (c) The applicable waiting period under the HSR Act shall have expired or been terminated.

                    (d) The shares of Alcoa Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                    (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect.

          Section 6.2 Conditions to Obligation of Alcoa and Merger Sub to Effect the Merger. The obligation of Alcoa and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Alcoa:

                    (a) Alcoa shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Alcoa, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of Alcoa, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. The opinion condition referred to in this Section 6.2(a) shall not be waivable after receipt of the Company Stockholder Approval referred to in
Section 6.1(a), unless further stockholder approval is obtained with appropriate disclosure.

                    (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct, ignoring for this purpose any qualification as to materiality or Material Adverse Effect, as if such representations or warranties were made as of the Effective Time (other than those that speak as of a specific date or as of the date hereof, which shall be true and correct as of such specific date or as of the date hereof, respectively), except for such inaccuracies as, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                    (c) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

                    (d) The Company shall have furnished a certificate of an officer to evidence compliance with the conditions set forth in Section 6.2(b) and (c) of this Agreement.

          Section 6.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

                    (a) The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of Alcoa, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. The opinion condition referred to in this Section 6.3(a) shall not be waivable after receipt of the Company Stockholder Approval referred to in Section 6.1(a), unless further stockholder approval is obtained with appropriate disclosure.

                    (b) The representations and warranties of Alcoa and Merger Sub set forth in this Agreement shall be true and correct, ignoring for this purpose any qualification as to materiality or Material Adverse Effect, as if such representations or warranties were made as of the Effective Time (other than those that speak as of a specific date or as of the date hereof, which shall be true and correct as of such specific date or as of the date hereof, respectively), except for such inaccuracies as, individually or in the aggregate, would not have a Material Adverse Effect on Alcoa.

                    (c) Alcoa and Merger Sub shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed and complied with by them on or prior to the Closing Date.

                    (d) Alcoa and Merger Sub shall have furnished a certificate of their respective officers to evidence compliance with the conditions set forth in Section 6.3(b) and (c) of this Agreement.


                                   ARTICLE VII

                                   TERMINATION

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval:

                    (a) by the mutual written consent of the Company and Alcoa;

                    (b) by either Alcoa or the Company, if the Merger has not been consummated by August 30, 2000, provided that such date shall automatically be extended until February 28, 2001 if, on August 30, 2000, the waiting period under the HSR Act has not expired or been terminated or any injunction, order or decree shall prohibit or restrain consummation of the Merger and provided further that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date;

                    (c) by either Alcoa or the Company if (i) a statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced by any Governmental Entity prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction and shall not be in violation of Section 5.5;

                    (d) by the Company, if the Board of Directors of the Company has provided written notice to Alcoa that the Company intends to enter into a binding written agreement for a Superior Proposal; provided, however, that: (i) the Company shall have complied with Section 5.8 hereof in all material respects; (ii) the Board of Directors of the Company shall have reasonably concluded in good faith, prior to giving effect to any offer which may be made to the Company by Alcoa pursuant to clause (iv) below, in consultation with its financial advisors and outside counsel, that such proposal is a Superior Proposal; (iii) the Company shall have (A) notified Alcoa in writing of its receipt of such Superior Proposal, (B) further notified Alcoa in such writing that the Company intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iv) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iv) Alcoa does not make, within three calendar days after receipt of the Company's written notice pursuant to clause (iii) above, an offer that the Board of Directors of the Company shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is more favorable to the shareholders of the Company than the Superior Proposal; or

                    (e) by Alcoa or the Company, if after the Company convenes and holds the Special Meeting and certifies the vote with respect to the Merger the Company's stockholders have voted against granting the Company Stockholder Approval.

          Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.3, 7.3 and 8.2), and there shall be no other liability on the part of Alcoa, Merger Sub or the Company except liability arising out of a willful breach of this Agreement.

          Section 7.3 Termination Fee. In the event that (i) this Agreement shall have been terminated pursuant to Section 7.1(d) or (ii) an Acquisition Proposal for the Company shall have been publicly announced and, following such announcement, this agreement is terminated pursuant to Section 7.1(e) and, within 12 months of such termination, such Acquisition Proposal is consummated, then the Company shall promptly, but in no event later than two days after the date of such termination, pay to Alcoa a fee equal to $100 million (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Alcoa and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 7.3, and, in order to obtain such payment, Alcoa commences a suit which results in a judgment against the Company for the fee set forth in this
Section 7.3, the Company shall pay to Alcoa its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.2 Expenses. Except as otherwise expressly contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.

          Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

          Section 8.5 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

           To Alcoa or Merger Sub:

                    Alcoa Inc.
                    201 Isabella Street
                    Pittsburgh, Pennsylvania  15212-5858
                    Attention:  Lawrence R. Purtell, Esq.
                    Telecopy:  (412) 553-3200

            copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York 10022
                    Attention:  J. Michael Schell, Esq.
                                Margaret L. Wolff, Esq.
                    Telecopy: (212) 735-2000

            To the Company:

                    Reynolds Metals Company
                    6601 West Broad Street
                    P.O. Box 27003
                    Richmond, Virginia  23261-7003
                    Attention:  Corporate Secretary
                    Telecopy:  (804) 281-3740

            copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019
                    Attention:  Andrew R. Brownstein, Esq.

                    Telecopy: (212) 403-2000

          Section 8.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, all or any of its rights and interests hereunder to Alcoa or to any direct or indirect wholly owned Subsidiary of Alcoa. Alcoa hereby unconditionally guarantees all obligations hereunder of Merger Sub or any of its permitted assignees. Subject to the first sentence of this Section 8.6, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment not permitted under this Section 8.6 shall be null and void.

          Section 8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          Section 8.8 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

          Section 8.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement together with the Disclosure Schedule and exhibits hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 5.9 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 8.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          Section 8.11 Definitions. References in this Agreement to (a) "Subsidiaries" of the Company or Alcoa shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by the Company or Alcoa or in which the Company or Alcoa has the right to elect a majority of the members of the board of directors or other similar governing body; (b) "Significant Subsidiaries" shall mean Subsidiaries which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act;
(c) "affiliates" shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; and (d) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. As used in the definition of "affiliates," "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. "Including," as used herein, shall mean "including, without limitation."

          Section 8.12 Finders or Brokers. Except for Merrill Lynch & Co. and Goldman, Sachs & Co. with respect to the Company, and Credit Suisse First Boston Corporation with respect to Alcoa, neither the Company nor Alcoa nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

          Section 8.13 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, with respect to any of the terms contained in this Agreement; provided, however that following the Company Stockholder Approval there shall be no amendment or change to the provisions hereof which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or other change requiring stockholder approval without further approval by the stockholders of the Company.

          Section 8.14 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or acts of any other party hereto; (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto; or (c) subject to the proviso of
Section 8.13 waive compliance with any of the agreements or conditions of any other party hereto contained herein. Notwithstanding the foregoing no failure or delay by the Company, Alcoa or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                  ALCOA INC.


                                  By:      /s/  ALAIN J.P. BELDA
                                  ------------------------------
                                           Name:    Alain J.P. Belda
                                           Title:   President and
                                                    Chief Executive Officer

                                  RLM ACQUISITION CORP.


                                  By:      /s/  RICHARD B. KELSON
                                  -------------------------------
                                           Name:    Richard B. Kelson
                                           Title:   Executive Vice President
                                                    and Treasurer


                                  REYNOLDS METALS COMPANY


                                  By:      /s/  JEREMIAH J. SHEEHAN
                                  ---------------------------------
                                           Name:    Jeremiah J. Sheehan
                                           Title:   Chairman and Chief Executive
                                                    Officer